Please reply to:
20, Upper Ground London SE I 9PF Tel: 0207 921 4023 Fax: 0207 921 4723

October 19, 2007

Mr Thomas S Volpe
Chief Executive Officer
Dubai Investment Group LLC
Emirates Towers Level 38
P O Box 73311
Dubai
United Arab Emirates

Dear Mr Volpe:

As President and CEO of Orient-Express Hotels Ltd., I write to acknowledge your recent investment in Orient-Express. As you are fully aware our Board has previously advised you that Orient-Express had no interest in the transaction Dubai Group wished to discuss. It has been the view of the Board of Directors that the Company's standalone business strategy provided the best long-term value and opportunities for the Company and its shareholders.

In addition, as you may be aware, the Company's structure gives it the ability to oppose effectively any proposals that it does not believe to be in the best interests of the Company and its shareholders. The Company will make full use of this authority where appropriate.

Very truly yours,

/s/ Paul M. White

Paul M. White
President & CEO
Orient-Express Hotels

CC:                 J B Hurlock
Chairman Orient-Express Hotels

Orient-Express Hotels Ltd, Canon's Court, 22 Victoria Street. PO. Box HM1179, Hamilton HM EX, Bermuda
www.orient-express.com